Exhibit 99.1

Summary historical consolidated financial information

Other Financial Data

(dollars in millions)	Twelve Months Ended December 31, 2017
EBITDA (1)	$530.8
Adjusted EBITDA (2)	$635.8
Pro Forma Adjusted Covenant EBITDA (3)	$711.6
Total secured debt (4) / Pro Forma Adjusted Covenant EBITDA	2.6x
Net secured debt (4) / Pro Forma Adjusted Covenant EBITDA	2.3x
Total debt (4) / Pro Forma Adjusted Covenant EBITDA	3.4x
Pro Forma Adjusted Covenant EBITDA / Consolidated Applicable Interest Charge (5)	3.8x
Net debt (4) / Pro Forma Adjusted Covenant EBITDA	3.1x

(1)	“EBITDA” is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization.
(2)	“Adjusted EBITDA” represents EBITDA as defined above adjusted for all share-based compensation, purchase accounting and related adjustments, restructuring and other items, non-cash imputed interest charge, start-up losses of new business initiatives, loss on extinguishment of debt and backstopped prints and advertising expense.
(3)	“Pro Forma Adjusted Covenant EBITDA” reflects Adjusted EBITDA as defined above adjusted to include increases for non-cash imputed interest charge, estimated operating synergies, impairment losses and the net negative Adjusted EBITDA associated with unrestricted subsidiaries under the LGEC 2024 Notes, and reductions for equity interests income, net. Pro Forma Adjusted Covenant EBITDA represents “Adjusted EBITDA” as separately defined under the indenture that governs the LGEC 2024 Notes and the indenture that will govern the New 2024 Notes.
(4)	“Total secured debt” represents secured corporate debt plus capital lease obligations. “Net secured debt” represents total secured debt less cash and cash equivalents. Total debt represents corporate debt plus LGEC’s convertible senior subordinated notes and capital lease obligations. “Net debt” represents corporate debt less cash and cash equivalents. Each of total secured debt, net secured debt, total debt and net debt excludes the Company’s production loan obligations of $398.4 million and is calculated without deducting deferred financing costs.
(5)	Represents the Consolidated Applicable Interest Charge as defined in the indenture that governs the LGEC 2024 Notes and the indenture that will govern the New 2024 Notes. The Consolidated Applicable Interest Charge does not give effect to the expected increase of the Term Loan B to $1.025 billion and the amount we expect to be drawn under the Revolver on the closing date of the Exchange Offer of $250.0 million, and the corresponding decrease of the Term Loan A to $500.0 million. The Consolidated Applicable Interest Charge also does not reflect the expectation that the Revolver and Term Loan A will bear interest at a rate per annum equal to LIBOR plus 1.75%. As the final terms of the Senior Credit Facilities have not yet been agreed upon, the final terms may differ from our expectations and any such differences may be significant.

Non-GAAP Reconciliations

Adjusted EBITDA Reconciliation

The following table sets forth a reconciliation of the GAAP measure, net income (loss) to the non-GAAP measures, EBITDA, Adjusted EBITDA and Pro Forma Adjusted Covenant EBITDA, using data derived from our consolidated financial statements for the periods indicated (see “Non-GAAP financial measures”):

	Year Ended March 31,			Nine Months Ended December 31,		Twelve Months Ended December 31, 2017
(in millions)	2017	2016	2015	2017	2016
Net income (loss)	$14.5	$42.7	$181.8	$378.5	$(47.0)	$440.0
Depreciation and amortization	63.1	13.1	6.6	119.0	23.1	159.0
Interest, net	108.8	53.0	49.6	139.6	54.9	193.5
Income tax provision (benefit)	(148.9)	(76.5)	31.6	(205.0)	(92.2)	(261.7)

EBITDA	$37.5	$32.3	$269.6	$432.1	$(61.2)	$530.8

Share-based compensation expense	$77.1	$78.5	$80.3	$71.6	$72.0	$76.7
Restructuring and other (1)	88.7	19.8	10.7	35.8	72.4	52.1
Purchase accounting and related adjustments (2)	22.5	8.4	—	41.0	14.7	48.8
Gain on sale of equity interest in EPIX	—	—	—	(201.0)	—	(201.0)
Impairment of long-term investments and other assets	—	—	—	29.2	—	29.2
Loss on extinguishment of debt	40.4	—	11.7	24.2	28.3	36.3
Start-up losses of new business initiatives (3)	47.6	17.1	—	54.0	31.3	70.3
Backstopped prints and advertising expense (4)	14.2	1.0	12.6	(2.0)	24.1	(11.9)
Non-cash imputed interest charge (5)	4.7	5.2	—	2.4	2.6	4.5

Adjusted EBITDA	$332.7	$162.3	$384.9	$487.3	$184.2	$635.8

Non-cash imputed interest charge (5)						4.5
Estimated operating synergies (6)						15.1
Impairment losses (7)						40.9
Non-cash equity method (income) loss, net (8)						(1.4)
Unrestricted subsidiaries Adjusted EBITDA (9)						16.7

Pro Forma Adjusted Covenant EBITDA						$711.6

(1)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
(2)	Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to certain assets acquired in the acquisition of Pilgrim Media Group (from the acquisition date of November 12, 2015), Starz (from the acquisition date of December 8, 2016), and Good Universe (from the acquisition date of October 11, 2017).
(3)	Start-up losses of new business initiatives represent losses associated with the Company’s direct to consumer initiatives including its SVOD platforms and equity method investees, Atom Tickets, Playco, and Laugh Out Loud. Certain of these initiatives are equity method investees, while the others are consolidated entities. Start-up losses excluding equity interest losses and losses of unrestricted subsidiaries, which are adjusted in footnote 8 and footnote 9 below, are less than the $25 million cap permitted under the indenture that governs the LGEC 2024 Notes and the indenture that will govern the New 2024 Notes for the twelve months ended December 31, 2017.

(4)	Backstopped prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred and expensed net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).
(5)	Non-cash imputed interest charge represents a charge associated with the interest cost of long-term accounts receivable for Television Production licensed product that become due beyond one-year.
(6)	Estimated operating synergies include (a) estimated G&A savings, (b) estimated savings from production efficiencies, (c) estimated savings on packaged media costs and marketing efficiencies, (d) estimated savings on employee benefits related to scale, (e) estimated cost savings from shared services and public company costs, and (f) estimated savings associated with the combined infrastructure and administration, OTT platforms and scale-driven vendor discounts.
(7)	Impairment losses represent non-cash accelerated amortization of investment in films and television assets and programming assets.
(8)	Non-cash equity method (income) loss represents the net earnings from our equity method investees that are excluded from Adjusted EBITDA, unless such amounts have been distributed in cash under the definition of “Adjusted EBITDA” in the indenture that governs the LGEC 2024 Notes and the indenture that will govern the New 2024 Notes. This amount represents the $35.3 million of equity interest losses reflected in the statement of income for the twelve months ended December 31, 2017 adjusted to exclude $36.7 million of equity interest losses that are already added back to Adjusted EBITDA as part of start-up losses of new business initiatives.
(9)	Unrestricted subsidiaries Adjusted EBITDA represents the adjustment to exclude Adjusted EBITDA associated with unrestricted subsidiaries. The amount is an addition to Adjusted Covenant EBITDA because the Adjusted EBITDA of unrestricted subsidiaries was negative in the period presented. This amount represents the negative Adjusted EBITDA of our unrestricted subsidiaries excluding the amounts that are already added back to Adjusted EBITDA as part of start-up losses of new business initiatives.